Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43531 and 333-136099) of Community West Bancshares our report dated March 16, 2007, with respect to the consolidated financial statements of Community West Bancshares included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Ernst & Young LLP
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Los Angeles, California
March 23, 2007